Kunekt Files Trademark Application with U.S. Patent and Trademark Office

NEVADA, December 2, 2010 - Kunekt Corporation (OTCBB: KNKT) today announced that it has filed a trademark application with the United States Trademark and Patent Office for the mark KUNEKT in connection with smartphones and mobile phones. This is in addition to the Company's federally registered service mark KUNEKT® in connection with financial services, which was granted on May 19, 2009.

Kunekt is shifting its primary focus to designing, building and marketing mobile phones, smartphones and tablets.

"This trademark application is an integral step for Kunekt in its efforts to become a globally-recognized brand in the mobile device market," stated Mark Bruk, president of Kunekt Corporation. "We are in the infancy of a revolution in communications and everyone in the world wants a smartphone, but most people can't afford one. We intend to fill this void by becoming a new global brand that consumers can trust will deliver quality products and service at an affordable price."

About Kunekt

Kunekt is a U.S. publicly traded mobile phone company focused on smartphones and tablets powered by Google's Android mobile operating system. Our mission is to build a globally recognized brand in the mobile device market and deliver smartphones and tablets at prices that are a fraction of the industry leaders. The company's initial focus is on marketing its products to this multi-billion dollar global market.

The company is listed on the OTC Bulletin Board under the symbol KNKT. For more information about Kunekt and to sign up for email updates, visit www.kunekt.com

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, such as the following: (1) that Kunekt will become a globally-recognized brand in the mobile device market; and (2) that Kunekt will be able to manufacture, market and/or deliver mobile phones, smartphones and tablets at a fraction of the price or industry leaders. It is important to note that actual outcomes and Kunekt's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the ability of Kunekt to design, manufacture and market mobile phones, smartphones and/or tablets at all and at a price less than the industry leaders; (2) Kunekt's ability to remain competitive as other parties develop and release competitive products; (3) Kunekt's ability to engage reliable companies to manufacture mobile phones, smartphones and tablets; (4) the ability of Kunekt to establish a recognized and/or global brand for its mobile phones, smartphones and tablets; (5) the success by Kunekt of the sales of its current and new products; (6) the impact of technology changes on Kunekt's products and on the industry; (7) general economic conditions as they affect Kunekt and its current and prospective customers, including a continued downturn in general economic conditions internationally; (8) the ability of Kunekt to control costs operating, general administrative and other expenses; and (9) insufficient investor interest in Kunekt's securities which may impact on its ability to raise additional financing as required.

Readers should also refer to the risk disclosures outlined in Kunket's quarterly reports on Form 10-Q, annual reports on Form 10-K and Kunekt's other disclosure documents filed from time-to-time with the SEC at www.sec.gov and available on Kunket's investor relations website at www.kunekt.com. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended October 31, 2010, which we expect to file with the SEC in January 2011.

All information provided in this release is as of December 2, 2010, and Kunekt Corporation undertakes no duty to update this information.